Exhibit 99.1

Creatd, Inc. Appoints Seasoned Securities Attorney to Its Board of Directors

Fort Lee, N.J. – October 29, 2020 /PRNewswire/ -- Creatd, Inc. (NASDAQ: CRTD) (“Creatd” or the “Company”), the parent company of Vocal, a robust, proprietary technology platform for digital creators, today announced the appointment of LaBrena Jones Martin to its Board of Directors, where she will chair its Corporate Governance and Nomination Committee and serve on the Compensation and Audit Committees. Ms. Martin’s extensive legal career at the senior management level spans nearly 40 years and encompasses all facets of corporate and securities law.

Ms. Martin began her career as an enforcement attorney with the U.S. Securities and Exchange Commission (SEC), where she investigated and prosecuted securities fraud and manipulation over a nine-year tenure. In 1987, she joined E.F. Hutton, which ultimately became Lehman Brothers, as a Vice President in the General Counsel’s Office. Over her eight-year tenure, Ms. Martin held a series of successively responsible positions, including as Senior Vice President and Manager of the Derivatives Finance Group, overseeing legal, regulatory, credit, and tax due diligence supporting equity derivatives transactions.

In 1995, Ms. Martin joined Royal Bank of Canada (RBC) as General Counsel of its U.S. Broker Dealer, charged with building out legal and compliance to support its planned growth in the U.S. By 2004, she was U.S. General Counsel for its expanded banking and securities platform, a role in which she oversaw, among other matters, legal due diligence and regulatory approvals for acquisitions, as well as corporate governance initiatives. Ms. Martin additionally established the bank’s inaugural government affairs division in the United States, with a mandate to strategically identify critical issues and execute on plans for engagement with elected regulatory officials, industry peers, trade associations, and other influencers. Ms. Martin earned a Bachelor of Science degree in political science from Barnard College and a Juris Doctor degree from New York University School of Law.

Commenting on Ms. Martin’s appointment, Mark Standish, Creatd’s Chairman of the Board, said, “Over the years, it has been my privilege to work closely with LaBrena at Lehman and again at RBC, where we collaborated on many strategic, complex and mission-critical projects. She is not only a talented legal mind, but also has sharp business and management acumen.” Mr. Standish continued, “Creatd is well past the proof of concept and initial commercialization stages and, as a newly listed Nasdaq company, is now entering an anticipated growth momentum period. LaBrena has been a guiding force for several companies at this growth stage, and I believe she will be similarly instrumental in providing sound oversight to Creatd.”

Ms. Martin added, “Communication is so critical. I believe in Creatd’s mission to develop a safe forum for voices to create. This is a powerfully positive initiative, and very timely. I am excited to be joining Creatd’s Board as it enters a new phase rife with accelerated growth potential. I have worked closely with Mark for many years and value his common-sense thought-process and integrity. I have also worked with Jeremy Frommer, Creatd’s Founder & CEO, and respect his energy, drive, creativity, and ability to execute. As a builder by nature, I am impressed with what this Company has accomplished thus far and am eager to contribute the skills I have developed over the years to advance the success of Creatd.”

About Creatd

Creatd, Inc. (Nasdaq CM: CRTD) is the parent company and creator of Vocal, a robust and proprietary technology platform that uniquely serves creators, brands, and audiences by providing long-form storytelling tools, advanced social features, and monetization opportunities. Since launching in December 2016, Vocal has become home to approximately 750,000 content creators, and over 4,000 paid subscribers of its recently launched Vocal+ membership program, attracting over 10 million monthly visitors across its network of 34 wholly owned and operated niche communities. For more information, the content of which is not part of this press release:

Creatd: https://creatd.com

Vocal Platform: https://vocal.media

Investor Relations Contact: ir@creatd.com

Contact: Press and Investor Relations

Rachel David

Head of Business Development and Communications

Creatd, Inc.

(201) 258-3770

rachel.david@creatd.com

Forward-Looking Statements

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. The Company cautions that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements the Company makes and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for the Company to predict all of such factors. Further, the Company cannot assess the impact of each such factor on its results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings.